Exhibit 14.2
                        PETCARE TELEVISION NETWORK, INC.
                             (a Florida corporation)

                     Code of Ethics for Financial Executives

      Each of the Financial Executives of PetCARE Television Network, Inc. (the "Company") shall adhere to and advocate the following principles and responsibilities governing their professional and ethical conduct. For purposes of this Code of Ethics, Financial Executive is defined as the Chief Executive Officer, the Chief Financial Officer and any other senior officer with financial oversight responsibilities:

      1.    Act  with  honesty  and  integrity,   avoiding  actual  or  apparent
conflicts of interest in personal and professional relationships.

      2. Provide information that is accurate, complete, objective, relevant, timely and understandable.

      3. Comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

      4. Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing independent judgement to be subordinated.

      5. Respect the confidentiality of information acquired in the course of the Financial Executive's work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of the Financial Executive's work will not be used for personal advantage.

      6. Share knowledge and maintain skills important and relevant to the needs of the Company.

      7. Proactively promote ethical behavior as a responsible partner among peers in the Financial Executive's work environment.

      8. Achieve responsible use of and control over all assets and resources employed or entrusted to the Financial Executive.


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                                  CERTIFICATION

        I certify that:

      1. I have read and understand the Company's Code of Ethics for Financial Executives.

      2. I will comply with the Code of Ethics for Financial Executives for as long as I am a Financial Executive.


      Signature:  ______________________

      Date:       ______________________

      Print Name: ______________________